UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

TCW Direct Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01069	46-5327366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 9, 2020, TCW Direct Lending LLC (the “Company”) completed its solicitation of consents to approve a proposal to allow the Company to make certain specified follow-on investments (the “Consent Solicitation”). The results reported below include some votes whereby the holder indicated assent before the deadline and confirmed with a completed consent received after that deadline. Pursuant to the Consent Solicitation, the following matter was submitted to the vote of the members, with the results of voting set forth below.

1.

The Company’s members approved a proposal to allow the Company to make pre-identified Follow-On Investments, as listed below and including investments in these listed entities as well as their holding companies, subsidiaries, successors or other affiliates, after the Anniversary Expiration, subject to the 10% limit specified in the Company’s Second Amended and Restated Limited Liability Company Agreement:

Animal Supply Co LLC;

H-D Advanced Manufacturing Co;

OTG Management LLC;

Ruby Tuesday Inc.; and

School Specialty Inc.

The voting results were as follows (expressed as percentages of total outstanding interests):

Votes For	Votes Abstained	Votes Objecting
75.52%	None	1.82%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2020	TCW DIRECT LENDING LLC

	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer & Senior Vice President